UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 16, 2004

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Amendment of a Material Definitive Agreement Not Made in the Ordinary Course of Business

On December 16, 2004, the Registrant entered into Amendment No. 1of the Employment Agreement dated October 29, 2001, by and the Registrant and Israel M. Stein, M.D., the President and Chief Executive Officer of the Registrant (the "Employment Agreement") providing for a new title for Dr. Stein and the acknowledgment of the parties that the Employment Agreement remains in full force and effect.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On December 16, 2004, pursuant to Article 7.1 thereof, the Board of Directors of the Registrant amended and restated the Bylaws of the Registrant to (a) delete in its entirety Article 3.7 of the Bylaws which provided that the Chairman of the Board of the Registrant be an officer of the Registrant, (b) include a new Article 2.2.1 of the Bylaws creating the position of Chairman of the Board and providing that the individual in the position of Chairman of the Board is not an officer of the Registrant as a result of holding such position; and (c) make all other changes to the Bylaws necessary to conform the Bylaws to the foregoing.

Item 8.01 Other Events

On December 22, 2004, in connection with the amendment of the Employment Agreement and the amendment and restatement of the Registrant’s Bylaws, the Registrant announced the appointment of Randal J. Kirk to the new position of Chairman of the Board effective as of December 16, 2004.

Item 9.01 Exhibits

(c) See Exhibit Index Attached hereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLINICAL DATA, INC.

Date: December 22, 2004	/s/ Israel M. Stein MD
Israel M. Stein MD Principal Executive Officer

EXHIBIT INDEX

3.1*	Amended and Restated Bylaws of Clinical Data, Inc. effective as of December 16, 2004.
10.1*	Amendment No. 1 to Employment Agreement dated December 16, 2004, by and between Clinical Data, Inc. and Israel M. Stein, M.D.
99.1*	Press Release dated December 22, 2004
*	Filed herewith